UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2011

California Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	333-134549	83-0483725
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

6830 Elm Street, McLean, VA 22101
 (Address of principal executive offices, including zip code)

(703) 403-7529
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is a press release issued by California Gold Corp. (the “Company”) on June 20, 2011.

The press release announces that the Company closed an over-allotment option for gross proceeds of $325,000 in a private placement offering (the “Offering”), pursuant to which, in total, the Company sold 76,478,258 units of warrants and stock for aggregate gross proceeds of $1,911,956.45.

  The Company plans to apply the net proceeds of the Offering towards its exploration program for its La Viuda Concessions south of Moctezuma, Sonora, Mexico, comprising the AuroTelurio gold-tellurium property optioned from Mexivada Mining Corp. and for general working capital purposes.

Reference is made to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 30, 2010 and incorporated herein by reference, which describes in more detail the terms of the Offering.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1	Press Release dated June 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Gold Corp.

Date: June 20, 2011	By:	/s/ James D. Davidson
Name: James D. Davidson
Title: Chief Executive Officer